Exhibit 99.3

Unaudited pro forma condensed combined financial information

Introduction

On June 23, 2022, Avient Corporation (“we,” “Avient” or the “Company”) entered into a Sale and Purchase Agreement (as amended, the “Purchase Agreement”) with Koninklijke DSM N.V., a public limited liability company incorporated under the laws of the Netherlands (the “Seller” or “DSM”), pursuant to which the Company agreed to, among other things, acquire from the Seller (a) all of the equity of DSM Protective Materials International B.V., a private limited liability company organized under the laws of the Netherlands, DSM Protective Materials B.V., a private limited liability company organized under the laws of the Netherlands, and DSM Protective Materials LLC, a Delaware limited liability company (including their respective interests in their wholly owned subsidiaries, a partially owned subsidiary, and an equity accounted investee), and (b) certain other assets related to the Seller’s protective materials business (including the Dyneema® Brand) (such equity and assets together, “DSM Protective Materials”).

On April 19, 2022, we entered into a Commitment Letter with Morgan Stanley Senior Funding, Inc. (“MSSF”) and JPMorgan Chase Bank, N.A. (“JPMCB”), which was subsequently modified to add Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, PNC Bank, National Association, U.S. Bank National Association, BNP Paribas and BNP Paribas Securities Corp. as Co-Managers and, (together with MSSF and JPMCB, the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide us with (x) a senior secured term loan credit facility in an aggregate principal amount equal to $640 million and (y) a senior unsecured bridge loan (the “Bridge Facility”) in an aggregate principal amount equal to $900 million for the purpose of funding the acquisition of DSM Protective Materials (the “Acquisition”). The commitment is subject to various conditions, including the execution of definitive documentation and other customary closing conditions. We currently intend to issue new senior unsecured notes in lieu of borrowing under the Bridge Facility (the “notes”).

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information set forth below gives effect to the following:

●	The completion of the Acquisition for an estimated purchase price of $1,492.1 million, which includes cash and cash equivalents acquired of $33.7 million, and
●

The incurrence of additional debt by Avient (the “Debt Financing”) to fund the Acquisition and pay fees and expenses related to the Acquisition, including (i) $575.0 million of expected borrowings under the Senior Secured Term Loan B and (ii) $725.0 million aggregate principal amount of the notes.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022, which combines the unaudited consolidated balance sheet of Avient as of March 31, 2022 with the unaudited interim condensed combined carve-out statement of financial position of DSM Protective Materials as of March 31, 2022, gives effect to the Acquisition and the Debt Financing (collectively, the “Transactions”) as if they had been completed on March 31, 2022. The unaudited pro forma condensed combined statements of operations, which combine the historical consolidated statements of operations of Avient and the historical combined carve-out income statements of DSM Protective Materials, give effect to the Transactions as if they occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the combined financial position or results of operations actually would have been had the Transactions been completed as of the dates indicated, nor is it indicative of future results or financial position of the combined company. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or results of operations of the combined entity. Differences between these preliminary estimates and the final acquisition accounting will likely occur and these differences could be material. The differences, if any, could have a material impact on the unaudited pro forma condensed combined financial information and the Company’s future results of operations and financial position. There were no material transactions between Avient and DSM Protective Materials during the periods presented in the unaudited pro forma condensed combined financial information that would need to be eliminated.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles (“GAAP”), with Avient being the accounting acquirer. The pro forma adjustments are preliminary and based on currently available information and are subject to change. Under the acquisition method, generally all assets acquired and liabilities assumed are recorded at their respective fair values as of the date the acquisition is completed. For pro forma purposes, the fair value of DSM Protective Materials’ tangible and identifiable intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value as of March 31, 2022. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Management believes that the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions.

The unaudited pro forma condensed combined financial information gives pro forma effect to events that are directly attributable to the Transactions and are factually supportable.

All financial data included in the unaudited condensed combined financial information is presented in millions of U.S. Dollars and has been prepared on the basis of GAAP and Avient’s accounting policies. For the purpose of the pro forma condensed combined financial information, the historical combined carve-out financial information of DSM Protective Materials has been translated from Euro to U.S. Dollars and converted from International Financial Reporting Standards (“IFRS”) to GAAP and Avient’s accounting policies for material accounting policy differences. The conversion from IFRS to GAAP was based on limited information available to the Company at the time of preparation.

The unaudited pro forma condensed combined financial data presented is for informational purposes only. The unaudited pro forma condensed combined statements of operations do not reflect any anticipated synergies or dis-synergies, operating efficiencies, or cost savings that may result from the Acquisition or any integration costs that may be incurred. The pro forma adjustments, which Avient believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial data should be read together with the audited combined carve-out financial statements of DSM Protective Materials as of and for the year ended December 31, 2021 and the unaudited interim condensed combined carve-out financial statements of DSM Protective Materials as of and for the three months ended March 31, 2022, included as Exhibit 99.1 and Exhibit 99.2, respectively, to Avient’s Current Report on Form 8-K to which the unaudited pro forma condensed combined financial information is being filed as an exhibit, filed with the SEC on August 3, 2022 (the “Form 8-K”), as well as the Avient’s consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2021 and Avient’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022 and the quarterly period ended June 30, 2022.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2022

(in millions)

	Avient Historical	DSM Protective Materials Historical As Adjusted (Note 2)	Transaction Accounting Adjustments (Note 4)	Note	Financing Adjustments (Note 4)	Note	Pro Forma Combined

ASSETS

Current assets:

Cash and cash equivalents	$562.6	$0.7	$(1,500.4)	A,C,H	$1,255.1	I	$318.0

Accounts receivable, net	757.9	62.4	-		-		820.3

Inventories, net	475.4	88.3	40.8	B	-		604.5

Other current assets	134.3	223.8	(217.9)	C	-		140.2

Total current assets	1,930.2	375.2	(1,677.5)		1,255.1		1,883.0

Property, net	661.9	227.7	63.0	E	-		952.6

Goodwill	1,283.4	49.3	374.5	D	-		1,707.2

Intangible assets, net	904.1	16.1	884.9	D	-		1,805.1

Operating lease assets, net	67.1	7.1	-		-		74.2

Other non-current assets	200.3	6.8	-		-		207.1

Total assets	$5,047.0	$682.2	$(355.1)		$1,255.1		$6,629.2

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Short-term and current portion of long-term debt	$607.5	$76.1	$(76.1)	C	$5.8	I	$613.3

Accounts payable	642.3	52.8	-		-		695.1

Current operating lease obligations	21.7	1.4	-		-		23.1

Accrued expenses and other current liabilities	288.1	27.2	(14.3)	C,H	-		301.0

Total current liabilities	1,559.6	157.5	(90.4)		5.8		1,632.5

Non-current liabilities:

Long-term debt	1,250.2	126.8	(126.8)	C	1,267.9	I	2,518.1

Pension and other post-retirement benefits	98.5	-	-		-		98.5

Deferred income taxes	99.4	4.9	247.2	G	-		351.5

Non-current operating lease obligations	45.9	5.8	-		-		51.7

Other non-current liabilities	164.1	8.8	-		-		172.9

Total non-current liabilities	1,658.1	146.3	120.4		1,267.9		3,192.7

SHAREHOLDERS’ EQUITY

Owner’s net investment	-	376.1	(376.1)	F	-		-

Avient shareholders’ equity	1,813.2	-	(9.0)	H	(18.6)	I	1,785.6

Noncontrolling interest	16.1	2.3	-		-		18.4

Total equity	1,829.3	378.4	(385.1)		(18.6)		1,804.0

Total liabilities and equity	$5,047.0	$682.2	$(355.1)		$1,255.1		$6,629.2

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2022

(in millions, except share and per share data)

	Avient Historical	DSM Protective Materials Historical As Adjusted (Note 2)	Transaction Accounting Adjustments (Note 5)	Note	Financing Adjustments (Note 5)	Note	Pro Forma Combined

Sales	$1,293.8	$93.2	$-		$-		$1,387.0

Cost of sales	1,000.1	54.3	2.4	B	-		1,056.8

Gross margin	293.7	38.9	(2.4)		-		330.2

Selling and administrative expense	165.1	19.6	8.3	B	-		193.0

Operating income	128.6	19.3	(10.7)		-		137.2

Interest expense, net	(16.9)	(1.9)	1.9	D	(21.8)	G	(38.7)

Other expense, net	(0.6)	(0.4)	-		-		(1.0)

Income before income taxes	111.1	17.0	(8.8)		(21.8)		97.5

Income tax expense	(26.6)	(2.9)	2.2	F	5.5	I	(21.8)

Net income	84.5	14.1	(6.6)		(16.3)		75.7

Net income attributable to noncontrolling interests	(0.3)	(0.1)	-		-		(0.4)

Net income attributable to Avient common shareholders	$84.2	$14.0	$(6.6)		$(16.3)		$75.3

Earnings per share attributable to Avient common shareholders - Basic	$0.92						$0.82

Earnings per share attributable to Avient common shareholders - Diluted	$0.91						$0.82

Weighted-average shares used to compute earnings per common share:

Basic	91.5						91.5

Diluted	92.3						92.3

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2021

(in millions, except share and per share data)

	Avient Historical	DSM Protective Materials Historical As Adjusted (Note 2)	Transaction Accounting Adjustments (Note 5)	Note	Financing Adjustments (Note 5)	Note	Pro Forma Combined

Sales	$4,818.8	$401.2	$-		$-		$5,220.0

Cost of sales	3,719.2	258.5	50.2	B,C	-		4,027.9

Gross margin	1,099.6	142.7	(50.2)		-		1,192.1

Selling and administrative expense	718.4	74.8	43.8	A,B,E	-		837.0

Operating income	381.2	67.9	(94.0)		-		355.1

Interest expense, net	(75.3)	(7.6)	7.6	D	(106.4)	G,H	(181.7)

Other expense, net	(1.3)	(0.8)	-		-		(2.1)

Income before income taxes	304.6	59.5	(86.4)		(106.4)		171.3

Income tax expense	(74.0)	(9.4)	19.4	F	26.6	I	(37.4)

Net income	230.6	50.1	(67.0)		(79.8)		133.9

Net loss (income) attributable to noncontrolling interests	0.2	(0.1)	-		-		0.1

Net income attributable to Avient common shareholders	$230.8	$50.0	$(67.0)		$(79.8)		$134.0

Earnings per share attributable to Avient common shareholders - Basic:	$2.53						$1.47

Earnings per share attributable to Avient common shareholders - Diluted:	$2.51						$1.45

Weighted-average shares used to compute earnings per common share:

Basic	91.4						91.4

Diluted	92.1						92.1

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The unaudited pro forma condensed combined financial information set forth below gives effect to the following:

•	The completion of the acquisition of DSM Protective Materials by Avient for an estimated purchase price of $1,492.1 million, which includes cash and cash equivalents acquired of $33.7 million, and

•

The incurrence of additional debt by Avient to fund the Acquisition and pay fees and expenses related to the Acquisition, including (i) $575.0 million of expected borrowings under the Senior Secured Term Loan B and (ii) $725.0 million aggregate principal amount of the notes.

Avient’s and DSM Protective Materials’ historical financial statements were prepared in accordance with GAAP and IFRS, respectively. For the purpose of the unaudited pro forma condensed combined financial information, the historical combined carve-out financial information of DSM Protective Materials has been translated from Euro to U.S. Dollars and converted from IFRS as issued by the International Accounting Standards Board, to GAAP and Avient’s accounting policies for material accounting policy differences. The conversion from IFRS to GAAP was based on limited information available to the Company at the time of preparation.

As discussed in Note 2, certain reclassifications were made to align Avient’s and DSM Protective Materials’ financial statement presentation. Avient is currently in the process of evaluating DSM Protective Materials’ accounting policies, which will be finalized upon completion of the Acquisition, or as more information becomes available. As a result of that review, additional differences could be identified in the accounting policies of the two companies, and those differences could have a material impact on the consolidated financial statements of the combined company.

In connection with the Acquisition, we executed additional cross currency swaps (maturing in April 2028), pursuant to which we will pay fixed-rate interest in euros and receive fixed-rate interest in U.S. Dollars with a combined notional amount of €900 million. We also entered into foreign currency forward contracts with an aggregate notional amount of €350 million, which are scheduled to mature within one year. Future changes in the fair value of these cross currency swaps and the forward contracts are not reflected in the unaudited pro forma condensed combined financial information as they are not estimable.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, with Avient as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, “Fair Value Measurement”, and based on the historical consolidated financial statements of Avient and the combined carve-out financial statements of DSM Protective Materials. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the aggregate consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the aggregate consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the Acquisition could differ materially from the preliminary allocation of the purchase consideration. The final valuation will be based on the actual net tangible and intangible assets of DSM Protective Materials existing at the acquisition date.

The unaudited pro forma condensed combined balance sheet, as of March 31, 2022, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 presented herein, are based on the historical financial statements of Avient and DSM Protective Materials. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2022 is presented as if the Transactions had been completed on March 31, 2022 and combines the unaudited consolidated balance sheet of Avient as of March 31, 2022 with the unaudited interim condensed combined carve-out statement of financial position of DSM Protective Materials as of March 31, 2022. The Unaudited Pro Forma Condensed Combined Statements of Operations have been prepared as if the Transactions had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Acquisition or integration costs that may be incurred. The pro forma adjustments represent Avient’s best estimates and are based upon currently available information and certain assumptions that Avient believes are reasonable under the circumstances. Avient is not aware of any material transactions between Avient and DSM Protective Materials during the periods presented. Accordingly, adjustments to eliminate transactions between Avient and DSM Protective Materials have not been reflected in the unaudited pro forma condensed combined financial information.

Note 2 – Adjustments to Historical DSM Protective Materials Amounts

The historical combined carve-out financial statements of DSM Protective Materials were prepared in accordance with IFRS and reported in Euros. The historical combined financial information of DSM Protective Materials has been converted from IFRS to GAAP, applying Avient’s accounting policies for material accounting policy differences. The accounting policy differences identified are based on information available at the time of preparation. Following the Acquisition, the Company intends to finalize its review of accounting policy and classification differences, which may differ materially from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

Refer to the table below for a preliminary reconciliation of the historical combined carve-out financial information of DSM Protective Materials from IFRS to GAAP and using Avient’s accounting policies and translated into U.S. Dollars. The amounts included in the table below may differ slightly from the historical combined carve-out financial statements of DSM Protective Materials due to rounding.

DSM Protective Materials

Interim Condensed Combined Balance Sheet

As of March 31, 2022

(in millions)

DSM Protective Materials Financial Statement Line	Avient Financial Statement Line		IFRS (EUR) (A)	IFRS (USD) (B)	Adjustments (C)		Note	DSM Protective Materials Historical As Adjusted
Assets

	Current assets:

Cash and cash equivalents	Cash and cash equivalents	€	0.6	$0.7	$			$0.7

Trade receivables	Accounts receivable, net		56.1	62.4				62.4

Inventories	Inventories, net		79.4	88.3				88.3

Income tax receivables			0.6	0.7		(0.7)	i	-

Other current receivables			200.5	223.1		(223.1)	i	-

	Other current assets					223.8	i	223.8

Current assets	Total current assets		337.2	375.2		-		375.2

Property, plant and equipment	Property, net		211.0	234.8		(7.1)	ii	227.7

	Goodwill					49.3	iii	49.3

Intangible assets & goodwill	Intangible assets, net		58.8	65.4		(49.3)	iii	16.1

	Operating lease assets, net					7.1	ii	7.1

	Other non-current assets					3.2	iv	6.8

						3.6	v

Deferred tax assets			3.2	3.6		(3.6)	v	-

Equity accounted investees			2.8	3.1		(3.1)	iv	-

Other financial assets			0.1	0.1		(0.1)	iv	-

Non-current assets			275.9	307.0		-		307.0

Total	Total assets	€	613.1	$682.2		$-		$682.2

Equity and liabilities	LIABILITIES AND SHAREHOLDERS’ EQUITY

	Current liabilities:

Borrowings	Short-term and current portion of long-term debt	€	69.7	$77.5		$(1.4)	ii	$76.1

Trade payables	Accounts payable		47.5	52.8				52.8

	Current operating lease obligations					1.4	ii	1.4

Other current liabilities	Accrued expenses and other current liabilities		13.7	15.2		12.0	vi	27.2

Income tax payables			10.8	12.0		(12.0)	vi

Current liabilities	Total current liabilities		141.7	157.5		-		157.5

	Non-current liabilities:

Borrowings	Long-term debt		119.2	132.6		(5.8)	ii	126.8

Deferred tax liabilities	Deferred income taxes		4.4	4.9				4.9

	Non-current operating lease obligations					5.8	ii	5.8

Other non-current liabilities	Other non-current liabilities		7.9	8.8		-		8.8

Non-current liabilities	Total non-current liabilities		131.5	146.3		-		146.3

	SHAREHOLDERS’ EQUITY

Owner’s net investment			337.8	376.1				376.1

	Avient shareholders’ equity							-

Non-controlling interests	Noncontrolling interest		2.1	2.3				2.3

Business Equity	Total equity		339.9	378.4				378.4

Total	Total liabilities and equity	€	613.1	$682.2		$-		$682.2

DSM Protective Materials

Interim Condensed Combined Income Statement

For the Three Months Ended March 31, 2022

(in millions)

DSM Protective Materials Financial Statement Line	Avient Financial Statement Line		IFRS (EUR) (A)	IFRS (USD) (B)	Adjustments (D)		Note	DSM Protective Materials Historical As Adjusted

Sales	Sales	€	83.0	$93.2	$			$93.2

Cost of sales	Cost of sales		48.4	54.3		-		54.3

Gross margin	Gross margin		34.6	38.9		-		38.9

General and administrative expenses	Selling and administrative expense		6.2	7.0		12.6	i	19.6

Marketing and sales expenses			8.8	9.9		(9.9)	i	-

Research and development expenses			2.7	3.0		(3.0)	i	-

Other operating income			(0.3)	(0.3)		0.3	i	-

Operating profit	Operating income		17.2	19.3		-		19.3

	Interest expense, net					(1.9)	iii	(1.9)

	Other (expense) income, net					(0.4)	iv	(0.4)

Financial expense, net			(1.7)	(1.9)		1.9	iii	-

Profit before income tax expense	Income before income taxes		15.5	17.4		(0.4)		17.0

Income tax expense	Income tax expense		(2.7)	(3.0)		0.1	iv	(2.9)

Share of the profit of equity accounted investees, net of tax			(0.3)	(0.3)		0.3	iv	-

Net profit for the year	Net income		12.5	14.1		0.0		14.1

- Attributable to the non-controlling interests	Net income attributable to noncontrolling interests		(0.1)	(0.1)		-		(0.1)

- Available to the Owner	Net (income) attributable to Avient common shareholders	€	12.4	$14.0		$0.0		14.0

DSM Protective Materials

Combined Income Statement

For the Year Ended December 31, 2021

(in millions)

DSM Protective Materials Financial Statement Line	Avient Financial Statement Line	IFRS (EUR) (A)	IFRS (USD) (B)	Adjustments (D)		Note	DSM Protective Materials Historical As Adjusted
Sales	Sales	€339.0	$401.2	$			$401.2

Cost of sales	Cost of sales	213.5	252.7		5.8	v	258.5

Gross margin	Gross margin	125.5	148.5		(5.8)		142.7

General and administrative expenses	Selling and administrative expense	23.2	27.5		47.3	i	74.8

Marketing and sales expenses		28.9	34.2		(34.2)	i	-

Research and development expenses		14.3	16.9		(16.9)	i	-

Other operating expense		0.1	0.1		(0.1)	i	-

Other operating income		(3.3)	(3.9)		3.9	i	-

Operating profit	Operating income	62.3	73.7		(5.8)		67.9

	Interest expense, net				(7.6)	iii	(7.6)

	Other (expense) income, net				(0.7)	ii	(0.8)

					(0.1)	iv

Financial income		0.1	0.1		(0.1)	ii	-

Financial expense		(7.1)	(8.4)		0.8	ii	-

					7.6	iii

Profit before income tax expense	Income before income taxes	55.3	65.4		(5.9)		59.5

Income tax expense	Income tax expense	(9.2)	(10.9)		1.5	v	(9.4)

Share of the profit of equity accounted investees, net of tax		(0.1)	(0.1)		0.1	iv	-

Net profit for the year	Net income	46.0	54.4		(4.3)		50.1

- Attributable to the non-controlling interests	Net loss (income) attributable to noncontrolling interests	(0.1)	(0.1)				(0.1)

- Available to the Owner	Net income attributable to Avient common shareholders	€45.9	$54.3		$(4.3)		$50.0

(A)

Represents the historical unaudited interim condensed combined carve-out statement of financial position of DSM Protective Materials as of March 31, 2022, the historical unaudited interim condensed combined carve-out income statement of DSM Protective Materials for the three months ended March 31, 2022, and the historical combined carve-out income statement of DSM Protective Materials for the year ended December 31, 2021, which are derived from the combined carve-out financial statements of DSM Protective Materials as of and for the year ended December 31, 2021 and the unaudited interim condensed combined carve-out financial statements of DSM Protective Materials (as of and for the three months ended March 31, 2022), which are included as Exhibit 99.1 and Exhibit 99.2, respectively, to the Form 8-K.

(B)	Euro amounts are converted to U.S. Dollars (“USD”) from Euros (“EUR”) at following exchange rates:

	Exchange Rate (USD / EUR)
Unaudited Pro Forma Condensed Combined Balance Sheet	$1.1126	(i)
Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2022	1.1227	(ii)
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2021	1.1834	(iii)
(i)	Exchange rate as of March 31, 2022

(ii)	Average exchange rate during the three months ended March 31, 2022

(iii)	Average exchange rate during the year ended December 31, 2021

(C)

Reflects adjustments to the historical unaudited interim condensed combined carve-out statement of financial position of DSM Protective Materials to conform its presentation to Avient’s accounting policies in accordance with GAAP.

i)	Reclassification of income tax receivables and other current receivables to other current assets.
ii)

Reclassification of right-of-use lease assets from property, net to operating lease assets, net, and lease liabilities from borrowings to current operating lease obligations and non-current operating lease obligations.

iii)	Reclassification of DSM Protective Materials’ historical goodwill from intangible assets and goodwill to goodwill.
iv)	Reclassification of equity accounted investees and other financial assets to other non-current assets.
v)	Reclassification of deferred tax assets to other non-current assets.
vi)	Reclassification of income taxes payable to accrued expenses and other current liabilities.

(D)	Reflects adjustments to the historical combined carve-out income statement of DSM Protective Materials to conform its presentation to Avient’s accounting policies in accordance with GAAP.

i)	Reclassification of marketing and sales expenses, research and development expenses, other operating income, and other operating expense to selling and administrative expense.
ii)	Reclassification of financial income and financial expense to other (expense) income, net.
iii)	Reclassification of interest expenses from financial expense to interest expense, net.
iv)	Reclassification of share of the profit of equity accounted for investees to other (expense) income, net.
v)

Reflects an adjustment to eliminate reversals of impairments recorded by DSM Protective Materials for inventory and the associated impact to income tax expense, as these reversals are not recorded under GAAP.

Note 3 – Purchase Price Allocation

The total estimated purchase consideration to be paid to the Seller pursuant to the Purchase Agreement is estimated to be €1,462.6 million ($1,492.1 million), inclusive of estimated closing adjustments and payable in Euros.

The table below reflects the sources and uses of funds relating to the Acquisition.

(in millions)	Amount (USD)	Notes
Sources:
Issuance of notes	$725.0	i
Senior Secured Term Loan B	575.0	ii

Cash on hand	248.4	iii

	$1,548.4

Uses:
Purchase consideration	$1,492.1
Total estimated remaining transaction fees, costs, and expenses	56.3	iv

	$1,548.4

i) Reflects anticipated gross proceeds from the issuance of the notes.

ii) Reflects expected principal amount of borrowings under the Senior Secured Term Loan B.

iii) Represents the portion of cash on hand as of March 31, 2022 that will be used to fund the Acquisition, including the payment of related fees and expenses.

iv) Reflects the total estimated transaction fees, costs, and expenses not yet paid as of March 31, 2022, including cash expected to be paid for issuance costs related to the Debt Financing (including the original issue discount on the Senior Secured Term Loan B), a non-refundable commitment fee paid related to the Bridge Facility, and other acquisition costs incurred by the Company for investment banking, legal costs, consultant fees, independent accountants, and other external costs related to the Acquisition.

The preliminary estimated purchase price may differ significantly from the amounts presented herein for several reasons, including the date of closing of the Acquisition and changes in foreign exchange rates. Based on the terms of the Purchase Agreement, the cash consideration paid by the Company shall increase due to delays in the closing date. The preliminary estimated purchase price assumes a closing date of September 1, 2022. The preliminary estimated purchase price assumes an exchange rate of $1.0202 USD/EUR, the rate in effect as of July 21, 2022.

The table below represents a preliminary allocation of the estimated total purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on Avient’s preliminary estimates of their respective fair values as of March 31, 2022. The final allocation will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of the DSM Protective Materials’ tangible and identifiable intangible assets to be acquired and liabilities to be assumed. Such final adjustments may be material.

(in millions)
Cash and cash equivalents	$33.7
Accounts receivable	62.4
Inventories	129.1
Other current assets	5.9
Property, plant, and equipment	290.7
Goodwill	423.8
Intangible assets	901.0
Operating lease assets	7.1
Other non-current assets	6.8
Short-term and current portion of long-term debt	18.7
Accounts payable	52.8
Current operating lease obligation	1.4
Accrued expenses and other current liabilities	26.5
Deferred income taxes	252.1
Operating lease obligations	5.8
Other non-current liabilities	8.8
Noncontrolling interest	2.3

Total Estimated Purchase Consideration	$1,492.1

The intangible assets, which are recognized at their preliminary fair value in the unaudited pro forma condensed combined balance sheet, consist of the following:

(in millions)	Estimated Useful Life	Amount
Indefinite-lived Trade Name	Indefinite	$307.1
Definite-lived Trade Name	20 years	0.9
Developed Technology	20 years	303.7
Customer Relationships	18 years	289.3

Total Fair Value		901.0
Less: Historical intangible assets of DSM Protective Materials		(16.1)

Pro Forma adjustment		$884.9

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Transaction Accounting Adjustments

(A) Reflects adjustment to cash and cash equivalents for the payment of the estimated purchase consideration of $1,492.1 million, cash contributed from the net settlement of historical intercompany accounts of DSM Protective Materials (Refer to Note 4(C) below), and the transaction expenses not yet incurred (Refer to Note 4(H) below).

The unaudited pro forma condensed combined balance sheet reflects the following movements in cash and cash equivalents:

(in millions)	Cash and cash equivalents

Historical account balances

Historical balance of Avient	$562.6

Historical balance of DSM Protective Materials	0.7

	563.3

Transaction accounting adjustment activity

Payment of estimated purchase consideration	(1,492.1)	Refer to Note 4(A)

Net settlement of DSM Protective Materials’ intercompany accounts	3.0	Refer to Note 4(C)

Payment of transaction expenses	(11.3)	Refer to Note 4(H)

	(1,500.4)

Financing adjustment activity	1,255.1	Refer to Note 4(I)

Pro forma cash and cash equivalents	$318.0

(B) Represents an increase in the carrying value of DSM Protective Materials inventory to its estimated acquisition-date fair value.

(C) Represents the settlement of intercompany receivable and payable balances between DSM Protective Materials and the Seller related to cash pooling arrangements, income tax payables (net), and debt. In advance of closing, the Seller intends to settle most of these intercompany balances. In accordance with the Purchase Agreement, the Seller shall provide funding for the settlement of any unsettled intercompany amounts upon closing, and Avient shall then fund for the repayment of such balances.

Based on DSM Protective Materials account balances as of March 31, 2022, the unaudited pro forma condensed combined balance sheet reflects the following settlement activity:

(in millions)	Cash and cash equivalents		Other current assets	Short-term and current portion of long-term debt	Accrued expenses and other current liabilities	Long-term debt

Amounts settled by Seller prior to closing

Settle cash pool receivables and payables to Seller	$206.0		$(217.2)	$(11.2)	$-	$-

Settle tax receivables and tax payables to Seller		-	(0.7)	-	(0.7)	-

Settle debt to Seller	(173.0)		-	(46.2)	-	(126.8)

	33.0		(217.9)	(57.4)	(0.7)	(126.8)

Amounts Settled by Avient

Settle cash pool payables to Seller	(18.7)		-	(18.7)	-	-

Settle tax payables to Seller	(11.3)		-	-	(11.3)	-

	(30.0)		-	(18.7)	(11.3)	-

Pro forma adjustment	$3.0		$(217.9)	$(76.1)	$(12.0)	$(126.8)

(D) Represents the incremental fair value recognized for intangible assets acquired by Avient, as well as an adjustment to reflect the total goodwill from the Acquisition. Refer to Note 3 for additional detail regarding the intangible assets acquired.

(E) Represents incremental fair value recognized for plant and equipment acquired by Avient.

(F) Represents the elimination of DSM Protective Materials’ historical equity balances.

(G) Adjustments reflect accounting for the deferred income tax effects of the purchase accounting adjustments using an estimated statutory tax rate of 25.0%.

(H) Reflects the payment and estimated acquisition costs of $11.3 million, of which $2.3 million were incurred and accrued as of March 31, 2022. Acquisition costs of $9.0 million expected to be incurred after March 31, 2022 are reflected as a reduction to retained earnings. Acquisition costs consist of legal advisory, financial advisory, accounting and consulting costs.

Financing Adjustments

(I) Represents gross proceeds from the issuance of notes of $725.0 million and expected borrowings under the Senior Secured Term Loan B of $575.0 million, net of $44.9 million in financing-related transaction costs (of which $26.3 million is directly attributable to the Debt Financing). The Debt Financing results in an increase to short-term and current portion of long-term debt of $5.8 million and long-term debt of $1,267.9 million. Transaction costs not directly attributable to the Debt Financing are expensed, resulting in an $18.6 million decrease to Avient’s shareholders’ equity.

Note 5 – Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income

Transaction Accounting Adjustments

(A) In connection with the Acquisition, the combined company expects to incur $11.3 million of transaction expenses, of which $2.3 million were incurred during the three months ended March 31, 2022. Unrecognized costs of $9.0 million are reflected as an increase to selling and administrative expenses during the year ended December 31, 2021.

(B) Represents incremental cost of sales and selling and administrative expenses of $9.4 million and $32.8 million, respectively, during the year ended December 31, 2021 related to added amortization and depreciation expense associated with plant and equipment and intangible assets acquired in the Acquisition. Added depreciation and amortization expense results in an increase to cost of sales and selling and administrative expenses of $2.4 million and $8.3 million, respectively, during the three months ended March 31, 2022.

(C) Represents incremental cost of sales associated with the step-up in fair value associated with acquired inventory.

(D) Reflects the elimination of interest expense associated with DSM Protective Materials’ historical intercompany debt balances with the Seller, which will be settled upon closing.

(E) Reflects the payment of retention bonuses to employees of DSM Protective Materials related to services performed in the first six months following closing of the Acquisition.

(F) Reflects a reduction in income tax expense associated with the transaction accounting adjustments, assuming a statutory tax rate of 25.0%.

Financing Adjustments

(G) Represents incremental interest expense associated with the Debt Financing. The unaudited pro forma financial information reflects an assumed interest rate of 5.750% for the Senior Secured Term Loan B and an interest rate of 7.125% for the notes. The Senior Secured Term Loan B is expected to bear an interest rate of SOFR plus 325 basis points. If the actual annual interest rate of the Senior Secured Term Loan B were to vary by 1/8th of a percent, the pro forma adjustment for interest expense would change by $0.7 million and $0.2 million, respectively, for the year ended December 31, 2021 and the three months ended March 31, 2022, respectively.

(H) Represents commitment fees of $18.6 million incurred by the Company in connection with the Bridge Facility and the Senior Secured Term Loan B, which are reflected in the year ended December 31, 2021 in the unaudited pro forma condensed combined statement of operations.

(I) Reflects a reduction to income tax expense associated with the incremental interest expense from the financing adjustments, assuming a statutory tax rate of 25.0%.